(As filed with the Securities and Exchange Commission March 20, 2001)

                                                                File No. 70-9681

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     POS-AMC
                        (Post Effective Amendment No. 2)
                                       to
                                    FORM U-1
                           APPLICATION OR DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                  NiSource Inc.
                     Northern Indiana Public Service Company
                           Kokomo Gas and Fuel Company
                     Northern Indiana Fuel and Light Company
                                 EnergyUSA, Inc.
                              Primary Energy, Inc.
                         NiSource Capital Markets, Inc.
                             NiSource Finance Corp.
                          NiSource Pipeline Group, Inc.
                       NiSource Development Company, Inc.
                            NI Energy Services, Inc.
                    Hamilton Harbour Insurance Services, Ltd.
                       NiSource Corporate Services Company
                       NiSource Energy Technologies, Inc.
                              Columbia Energy Group
                            Columbia LNG Corporation
                      Columbia Atlantic Trading Corporation
                    Columbia Energy Group Capital Corporation
                          Columbia Pipeline Corporation
                          Columbia Finance Corporation
                      Columbia Energy Services Corporation
                              801 East 86th Avenue
                        Merrillville, Indiana 46410-6272

                              Bay State Gas Company
                            Northern Utilities, Inc.
                               300 Friberg Parkway
                      Westborough, Massachusetts 01581-5039

                            IWC Resources Corporation
                               1220 Waterway Blvd.
                           Indianapolis, Indiana 46202

                          SM&P Utility Resources, Inc.
                          1145 Meredian St., Suite 200
                              Carmel, Indiana 46032

                         Columbia Gas of Kentucky, Inc.
                           Columbia Gas of Ohio, Inc.
                         Columbia Gas of Maryland, Inc.
                       Columbia Gas of Pennsylvania, Inc.
                         Columbia Gas of Virginia, Inc.
                             200 Civic Center Drive
                              Columbus, Ohio 43215

                         Columbia Energy Resources, Inc.
                           c/o 900 Pennsylvania Avenue
                         Charleston, West Virginia 25302

                      Columbia Gas Transmission Corporation
                Columbia Transmission Communications Corporation
                            12801 Fair Lakes Parkway
                          Fairfax, Virginia 22030-0146

                       Columbia Gulf Transmission Company
                             2603 Augusta, Suite 125
                              Houston, Texas 77057

                      Columbia Network Services Corporation
                                1600 Dublin Road
                            Columbus, Ohio 43215-1082

                          Columbia Propane Corporation*
                        9200 Arboretum Parkway, Suite 140
                            Richmond, Virginia 23236

                      Columbia Insurance Corporation, Ltd.
                              20 Parliament Street
                                 P.O Box HM 649
                             Hamilton HM CX, Bermuda

           (Names of companies filing this statement and addresses of principal executive offices)

              -----------------------------------------------------

    * (NiSource has entered into a definitive agreement to sell this company)


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


                                  NISOURCE INC.

 (Name of top registered holding company parent of each applicant or declarant)

             -------------------------------------------------------

                              Jeffrey W. Grossman,
                          Vice President and Controller
                                  NiSource Inc.
                              801 East 86th Avenue
                        Merrillville, Indiana 46410-6272

                     (Name and address of agent for service)

            --------------------------------------------------------

     The Commission is requested to mail copies of all orders, notices and other communications to:

     Peter V. Fazio, Jr., Esq.                    William T. Baker, Jr., Esq.
     Schiff Hardin & Waite                        Thelen Reid & Priest LLP
     6600 Sears Tower                             40 West 57th Street
     Chicago, Illinois  60606-6473                New York, New York  10019


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


     Post-Effective Amendment No. 1 in this proceeding, filed February 2, 2001, is hereby amended by filing the following additional exhibit among the exhibits listed in ITEM 6 - EXHIBITS AND FINANCIAL STATEMENTS:
                   ---------------------------------

          K -  NiSource Consolidated Capitalization Ratios as of
               December 31, 2000

                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, each of the undersigned companies has duly caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NISOURCE INC.
                                       NORTHERN INDIANA PUBLIC SERVICE COMPANY
                                       ENERGYUSA, INC.
                                       NISOURCE CAPITAL MARKETS, INC.
                                       NISOURCE FINANCE CORP.
                                       NISOURCE DEVELOPMENT COMPANY, INC.
                                       NI ENERGY SERVICES, INC.
                                       HAMILTON HARBOUR INSURANCE SERVICES, LTD.
                                       NISOURCE CORPORATE SERVICES COMPANY
                                       NISOURCE ENERGY TECHNOLOGIES, INC.
                                       KOKOMO GAS AND FUEL COMPANY
                                       NORTHERN INDIANA FUEL AND LIGHT COMPANY
                                       NORTHERN UTILITIES, INC.
                                       PRIMARY ENERGY, INC.
                                       NISOURCE PIPELINE GROUP, INC.
                                       IWC RESOURCES CORPORATION
                                       SM&P UTILITY RESOURCES, INC.
                                       COLUMBIA ENERGY GROUP
                                       COLUMBIA GAS OF KENTUCKY, INC.
                                       COLUMBIA GAS OF OHIO, INC.
                                       COLUMBIA GAS OF MARYLAND, INC.
                                       COLUMBIA GAS OF PENNSYLVANIA, INC.
                                       COLUMBIA GAS OF VIRGINIA, INC.
                                       COLUMBIA NETWORK SERVICES CORPORATION
                                       COLUMBIA PROPANE CORPORATION
                                       COLUMBIA ATLANTIC TRADING CORPORATION
                                       COLUMBIA ENERGY GROUP CAPITAL CORPORATION
                                       COLUMBIA PIPELINE CORPORATION
                                       COLUMBIA FINANCE CORPORATION
                                       COLUMBIA TRANSMISSION COMMUNICATIONS
                                         CORPORATION

                       (signatures continued on next page)


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


                                       COLUMBIA ENERGY RESOURCES, INC.
                                       COLUMBIA INSURANCE CORPORATION, LTD.
                                       COLUMBIA GULF TRANSMISSION COMPANY
                                       COLUMBIA GAS TRANSMISSION CORPORATION
                                       COLUMBIA LNG CORPORATION
                                       COLUMBIA ENERGY SERVICES CORPORATION


                                       By: /s/Gary W. Pottorff
                                              ---------------------------------
                                       Name:  Gary W. Pottorff
                                       Title: Secretary


                                       BAY STATE GAS COMPANY

                                       By: /s/Gary W. Pottorff
                                              ---------------------------------
                                       Name:  Gary W. Pottorff
                                       Title: Clerk


Date:  March 20, 2001


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